                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 10, 1999


                                   eSOFT, INC.


             (Exact name of registrant as specified in its charter)



          DELAWARE                          00-23527                   84-0938960
(State or other jurisdiction of     (Commission File Number)        (I.R.S. Employer
 incorporation or organization)                                   Identification Number)


                      295 INTERLOCKEN BOULEVARD, SUITE 500
                           BROOMFIELD, COLORADO 80021
                                 (303) 444-1600
    (Address and Telephone Number of Registrant's Principal Executive Office)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 10, 1999, eSoft, Inc. (the "Company") consummated a merger with Technologic, Inc., a Georgia corporation ("Technologic"), pursuant to which Technologic became a wholly-owned subsidiary of the Company (the "Merger"). In consideration for the Merger, upon its completion, each share of Technologic common stock was converted into the right to receive .308659 shares of eSoft common stock, for a total of 1,244,435 shares of eSoft common stock, and each outstanding and unexercised option to purchase a share of Technologic common stock was converted into an option or a right to purchase .308659 shares of eSoft common stock, for a total of 180,565 shares of eSoft common stock. In addition, 75,000 shares of eSoft common stock were delivered to Technologic's financial advisor or its affiliates in satisfaction of its fee for services rendered in connection with the Merger. The Merger has been accounted for as a pooling of interests.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         (i) The unaudited financial statements of Technologic, Inc. at June 30, 1999 and for the six months ended June 30, 1999 and 1998 are set forth at pages F-1 to F-17 attached here-to.

         (ii) The audited financial statements of Technologic, Inc. at December 31, 1998 and for the two years in the period ended December 31, 1998 are set forth at pages F-1 to F-17 attached hereto.


(b)      Unaudited Pro Forma Condensed Combined Financial Information.

         Unaudited pro forma condensed combined financial information giving effect to the merger with Technologic, Inc. are set forth at pages F-18 to F-23 attached hereto.

(c)      Exhibits.


 EXHIBIT
 NUMBER     DESCRIPTION OF EXHIBITS
 -------    -----------------------

   2.1 Agreement and Plan of Merger dated September 10, 1999 between eSoft, Inc., eSoft Acquisition Corporation and Technologic, Inc. (filed with current report on Form 8-K on September 27, 1999 and incorporated herein by reference).

   2.2 Form of Stockholders Agreement executed by Technologic, Inc. stockholders in connection with the merger (filed with current report on Form 8-K on September 27, 1999 and incorporated herein by reference).

   2.3 Form of Escrow Agreement executed by eSoft, Inc., Brian E. Cohen and Norwest Bank, N.A. (filed with current report on Form 8-K on September 27, 1999 and incorporated herein by reference)

 EXHIBIT
 NUMBER     DESCRIPTION OF EXHIBITS
 -------    -----------------------

   2.5 Employment Agreement by and between eSoft, Inc. and Brian E. Cohen (filed with current report on Form 8-K on September 27, 1999 and incorporated herein by reference).

   2.6 Employment Agreement by and between eSoft, Inc. and Perry B. Finn (filed with current report on Form 8-K on September 27, 1999 and incorporated herein by reference).

                                                               TECHNOLOGIC, INC.

                                                                        CONTENTS
================================================================================

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                         F-2


                  FINANCIAL STATEMENTS

                      Balance sheets                                                                   F-3 - F-4

                      Statements of operations                                                               F-5

                      Statements of stockholders' equity (capital deficit)                                   F-6

                      Statements of cash flows                                                               F-7

                      Notes to financial statements                                                   F-8 - F-17

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Technologic, Inc.
Norcross, Georgia


We have audited the accompanying balance sheet of Technologic, Inc. as of December 31, 1998, and the related statements of operations, stockholders' equity (capital deficit) and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technologic, Inc. at December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                    /s/ BDO Seidman, LLP
                                    ------------------------------
                                    BDO Seidman, LLP



Atlanta, Georgia
August 20, 1999

                                                               TECHNOLOGIC, INC.

                                                                  BALANCE SHEETS

================================================================================



                                                                        December 31,   June 30,
                                                                            1998         1999
                                                                        ------------  ----------
                                                                                      (unaudited)

ASSETS

CURRENT
   Cash and cash equivalents                                             $   54,440   $   42,745
   Trading securities (Note 3)                                              183,189           --
   Accounts receivable, net of allowance of $46,000 and $46,000             151,075      132,286
   Inventories                                                               40,223       26,866
   Prepaid marketing expenses                                                 9,729       60,015
   Other prepaid expenses                                                    61,883       51,271
                                                                         ----------   ----------

Total current assets                                                        500,539      313,183
                                                                         ----------   ----------

PROPERTY AND EQUIPMENT
   Computer equipment                                                       196,541      208,160
   Leasehold improvements                                                   175,915      175,915
   Furniture and equipment                                                   80,034       71,251
                                                                         ----------   ----------
                                                                            452,490      455,326

   Less accumulated depreciation                                            155,011      146,615
                                                                         ----------   ----------

Net property and equipment                                                  297,479      308,711
                                                                         ----------   ----------

Restricted cash and cash equivalents                                         85,000           --
                                                                         ----------   ----------


                                                                         $  883,018   $  621,894
                                                                         ==========   ==========

                                 See accompanying notes to financial statements.

                                                               TECHNOLOGIC, INC.

                                                                  BALANCE SHEETS
================================================================================




                                                               December 31,     June 30,
                                                                  1998            1999
                                                               -----------    -----------
                                                                              (unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)

CURRENT LIABILITIES
   Accounts payable                                            $   139,195    $   294,834
   Current portion of long term debt (Note 4)                       26,045         19,533
   Margin loan on investments                                       39,544             --
   Deferred revenue                                                235,397        255,961
   Accrued expenses:
     Payroll and payroll expenses                                    2,151         41,527
     Royalties payable                                              71,898        199,287
     Other                                                          57,836          3,329
                                                               -----------    -----------

Total current liabilities                                          572,066        814,471
                                                               -----------    -----------

LONG-TERM DEBT (Note 4)                                              6,511             --
                                                               -----------    -----------

COMMITMENTS AND CONTINGENCIES (Notes 8 and 9)

STOCKHOLDERS' EQUITY (capital deficit) (Note 9)
   Common stock, $0.001 par value, 15,000,000 shares
     authorized; 8,307,150 shares issued; 4,016,750
     shares outstanding                                              8,307          8,307
   Additional paid-in capital                                      171,051        171,051
   Retained earnings (accumulated deficit)                         236,266       (260,752)
   Treasury stock, at cost                                        (111,183)      (111,183)
                                                               -----------    -----------

Total stockholders' equity (capital deficit)                       304,441       (192,577)
                                                               -----------    -----------

                                                               $   883,018    $   621,894
                                                               ===========    ===========

                                 See accompanying notes to financial statements.

                                                               TECHNOLOGIC, INC.

                                                        STATEMENTS OF OPERATIONS

================================================================================


                                             Years Ended December 31,       Six Months Ended June 30,
                                           ----------------------------    ----------------------------
                                               1998            1997            1999            1998
                                           ------------    ------------    ------------    ------------
                                                                                   (unaudited)

REVENUES
   Hardware and software                   $  1,295,078    $    746,483    $    732,576    $    597,826
   Maintenance and other services               639,180         478,523         385,042         294,989
                                           ------------    ------------    ------------    ------------

                                              1,934,258       1,225,006       1,117,618         892,815
                                           ------------    ------------    ------------    ------------

COST OF GOODS SOLD                              442,329         320,642         356,957         233,917
                                           ------------    ------------    ------------    ------------

Gross profit                                  1,491,929         904,364         760,661         658,898
                                           ------------    ------------    ------------    ------------

EXPENSES
   Selling and marketing                        569,839         618,906         381,190         243,655
   General and administrative                 1,051,304         763,237         584,047         404,635
   Engineering                                  266,146         227,171         238,970         152,749
   Research and development                     351,775         343,488         173,816         111,103
                                           ------------    ------------    ------------    ------------

Total costs and expenses                      2,239,064       1,952,802       1,378,023         912,142
                                           ------------    ------------    ------------    ------------

Operating loss                                 (747,135)     (1,048,438)       (617,362)       (253,244)

Realized gain on trading
   securities (Note 3)                          234,940       2,020,292         109,445              --
Unrealized gain (loss) on trading
   securities (Note 3)                           72,361        (460,610)             --          36,181

Other income (expenses)                          26,251         (25,577)         10,899          (7,096)
                                           ------------    ------------    ------------    ------------

NET (LOSS) INCOME                          $   (413,583)   $    485,667    $   (497,018)   $   (224,159)
                                           ============    ============    ============    ============

NET (LOSS) INCOME PER SHARE -
   BASIC AND DILUTED (Note 7)              $      (0.09)   $       0.11    $      (0.12)   $      (0.06)
                                           ============    ============    ============    ============

WEIGHTED AVERAGE NUMBER OF
   SHARES OUTSTANDING-BASIC (Note 7)          4,355,800       4,342,825       4,016,750       3,971,175
                                           ============    ============    ============    ============

WEIGHTED AVERAGE NUMBER OF
   SHARES OUTSTANDING-DILUTED (Note 7)        4,355,800       4,367,825       4,016,750       3,971,175
                                           ============    ============    ============    ============

                                 See accompanying notes to financial statements.

                                                               TECHNOLOGIC, INC.

                                              STATEMENTS OF STOCKHOLDERS' EQUITY
                                                               (CAPITAL DEFICIT)

================================================================================



                                           Shares                                                        Retained
                                 -------------------------                               Additional      Earnings
                                   Common       Treasury        Common       Treasury      Paid-in     (Accumulated
                                    Stock         Stock          Stock         Stock       Capital        Deficit)        Total
                                 -----------   -----------    -----------   -----------  -----------    -----------    -----------

BALANCE,
   at January 1, 1997                163,893     (76,296))    $       164   $   (75,042) $   174,133    $   414,182    $   513,437

   50-for-1 stock split
     effective January 14, 1998    8,030,757    (3,738,504)         8,030            --       (8,030)            --             --
                                 -----------   -----------    -----------   -----------  -----------    -----------    -----------

BALANCE,
   at January 1, 1997
   (as adjusted)                   8,194,650    (3,814,800)         8,194       (75,042)     166,103        414,182        513,437

   Purchase of treasury
     stock                                --       (74,050)            --            (1)          --             --             (1)

   Net income                             --            --             --            --           --        485,667        485,667
                                 -----------   -----------    -----------   -----------  -----------    -----------    -----------

BALANCE,
   at December 31, 1997            8,194,650    (3,888,850)         8,194       (75,043)     166,103        899,849        999,103

   Cash dividend                          --            --             --            --           --       (250,000)      (250,000)

   Issuance of common stock          112,500            --            113            --        4,948             --          5,061

   Purchase of treasury
     stock                                --      (401,550)            --       (36,140)          --             --        (36,140)

   Net (loss)                             --            --             --            --           --       (413,583)      (413,583)
                                 -----------   -----------    -----------   -----------  -----------    -----------    -----------

BALANCE,
   at December 31, 1998            8,307,150    (4,290,400)         8,307      (111,183)     171,051        236,266        304,441

   Net (loss) (unaudited)                 --            --             --            --           --       (497,018)      (497,018)
                                 -----------   -----------    -----------   -----------  -----------    -----------    -----------

BALANCE,
   at June 30, 1999
   (unaudited)                     8,307,150    (4,290,400)   $     8,307   $  (111,183) $   171,051    $  (260,752)   $  (192,577)
                                 ===========   ===========    ===========   ===========  ===========    ===========    ===========

                                 See accompanying notes to financial statements.

                                                               TECHNOLOGIC, INC.

                                                        STATEMENTS OF CASH FLOWS

================================================================================



                                                     Years Ended December 31,      Six Months Ended June 30,
                                                  ----------------------------    ----------------------------
                                                      1998            1997            1999            1998
                                                  ------------    ------------    ------------    ------------
                                                                                            (unaudited)
OPERATING ACTIVITIES
   Net (loss) income                              $   (413,583)   $    485,667    $   (497,018)   $   (224,159)
   Adjustments to reconcile net (loss)
     income to cash (used by) provided
     by operating activities:
       Depreciation                                     73,177          39,750          25,166          18,836
       Proceeds from sale of trading
         securities                                    234,940       2,020,292         292,634              --
       Realized (gain) from sale of
         trading securities                           (234,940)     (2,020,292)       (109,445)             --
       Unrealized (gain) loss from trading
         securities                                    (72,361)        460,610              --         (36,181)
       Change in operating assets and
         liabilities:
         Accounts receivable                            58,533          (8,869)         18,789        (119,031)
         Inventories                                   (40,223)             --          13,357              --
         Prepaid expenses and other                     15,618          95,585         (39,674)       (171,516)
         Accounts payable                                  985          93,632         155,639             985
         Deferred revenue                              126,936           4,850          20,564         110,599
         Accrued expenses                              (22,501)         (3,251)        112,258        (118,667)
                                                  ------------    ------------    ------------    ------------

Cash (used by) provided by operating
  activities                                          (273,419)      1,167,974          (7,730)       (539,134)
                                                  ------------    ------------    ------------    ------------

INVESTING ACTIVITIES
   Property and equipment additions                   (248,473)        (54,031)        (36,398)       (210,051)
   Deposit on leased facilities                        (85,000)             --          85,000              --
                                                  ------------    ------------    ------------    ------------

Cash (used by) provided by investing
activities                                            (333,473)        (54,031)         48,602        (210,051)
                                                  ------------    ------------    ------------    ------------

FINANCING ACTIVITIES
   Proceeds from (repayment of) long-debt               32,556              --         (13,023)         26,045
   Repayment of line of credit                         (58,600)        (19,532)             --         (58,600)
   Proceeds from (repayment of) margin
     loan on investments                                39,544        (192,510)        (39,544)             --
   Common stock issued                                   5,061              --              --              --
   Purchase of treasury stock                          (36,140)             (1)             --              --
   Payment of cash dividend                           (250,000)             --              --              --
                                                  ------------    ------------    ------------    ------------

Cash used by financing activities                     (267,579)       (212,043)        (52,567)        (32,555)
                                                  ------------    ------------    ------------    ------------

NET CHANGE IN CASH AND CASH EQUIVALENTS               (874,471)        901,900         (11,695)       (781,740)

CASH AND CASH EQUIVALENTS, beginning
   of period                                           928,911          27,011          54,440         928,911
                                                  ------------    ------------    ------------    ------------

CASH AND CASH EQUIVALENTS, end of period          $     54,440    $    928,911    $     42,745    $    147,171
                                                  ============    ============    ============    ============

                                 See accompanying notes to financial statements.

                                                               TECHNOLOGIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================




1.   SUMMARY OF            NATURE OF OPERATIONS
     SIGNIFICANT
     ACCOUNTING            Technologic, Inc. (the "Company") was founded
     POLICIES              September 14, 1992, as a Georgia Corporation. The
                           Company develops and markets secure internet connectivity solutions principally in the midwestern and eastern United States.


                           REVENUE RECOGNITION

                           Revenue from software sales is recognized upon shipment in instances where the Company has evidence of a contract, the fee charged is fixed and determinable and collection is probable. Hardware and software bundled sales (internet security appliances) are recognized upon product shipment. Revenue from support and maintenance contracts, which are typically one year in length, is recognized ratably over the life of the contract. Revenue from other services is recognized as the services are provided.


                           CASH AND CASH EQUIVALENTS

                           For purposes of cash flows, the Company considers all short-term securities purchased with a maturity of three months or less to be cash equivalents.


                           TRADING SECURITIES

                           Investment securities classified as trading are carried at estimated market value. Unrealized holding gains and losses for trading securities are included in the statements of operations. Gains and losses on securities sold are determined based on the specific identification of the securities sold.


                           INVENTORIES

                           Inventory consists primarily of supplies and computer hardware. Inventory is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

                                                               TECHNOLOGIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


                           MARKETING EXPENSES

                           The Company expenses marketing costs as they are performed. Certain marketing expenses have been paid in advance of services received by the Company which are classified as prepaid marketing expenses.

                           PROPERTY AND EQUIPMENT

                           Property and equipment are stated at cost.
                           Depreciation is computed over the estimated useful lives, generally three to seven years, of the respective assets on the straight-line basis. Leasehold improvements are amortized over the lesser of the estimated useful life or of the life of the lease.

                           Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred.

                           RESEARCH AND DEVELOPMENT COSTS

                           Software development costs are expensed as incurred prior to establishing the technological feasibility of a product. For the period between the establishment of technological feasibility and the time a product is available for general release, such costs are capitalized. The Company has not capitalized any research and development costs to date.

                           STOCK SPLIT

                           The Company's Board of Directors authorized a 50-for-1 stock split effected in the form of a 49 share dividend payable January 14, 1998 to shareholders of record on December 31, 1997. All share and per share amounts in the accompanying financial statements have been restated to give effect to the stock split.

                           INCOME TAXES

                           The Company is an S Corporation for income tax purposes and, consequently, the stockholders include the taxable income or loss of the Company on their individual income tax returns. Accordingly, there is no provision for income taxes on the financial statements.

                                                               TECHNOLOGIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

                           NET (LOSS) INCOME PER SHARE

                           The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings (loss) per share. Basic earnings (loss) per share includes no dilution and is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings of an entity. In loss periods, dilutive contingently issuable shares of common stock are excluded as the effect would be anti-dilutive. Refer to Note 7.

                           STOCK OPTIONS

                           The Company applies Accounting Principles Board Opinion ("APB") 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB 25, compensation cost is recognized for stock options granted at prices below the market price of the underlying common stock on the date of grant.

                           SFAS No. 123, "Accounting for Stock-Based
                           Compensation," established accounting and disclosure requirements using a fair value based method of accounting for stock-based employee compensation plans. The Company has elected to adopt the disclosure requirements of SFAS No. 123.

                           MANAGEMENT ESTIMATES

                           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                               TECHNOLOGIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

                           INTERIM FINANCIAL STATEMENTS

                           In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of June 30, 1999, and the results of operations and cash flows for the six months ended June 30, 1998 and 1999. The results of operations for the six months ended June 30, 1998 and 1999, are not necessarily indicative of the results to be expected for the full year.


                           IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

                           Statement of Position ("SOP") 97-2, "Software Revenue Recognition," issued by the American Institute of Certified Public Accountants, became effective in 1998. This Statement provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions and establishes certain criteria for revenue recognition. The revenue recognition criteria stated in the pronouncement had no material impact on the Company's financial statements.

                           SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," issued in April 1998, provides guidance on accounting for the costs of computer software developed or obtained for internal use and determining whether computer software is for internal use. This statement is effective for fiscal years beginning after December 15, 1998. Adoption of this statement did not have a significant impact on the Company's financial statements.

                           SOP 98-5, "Reporting on the Costs of Start-Up Activities," requires that the costs of start-up activities, including organization costs, be expensed as incurred. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 1998. The adoption of SOP 98-5 had no material effect on the Company's financial statements.

                                                               TECHNOLOGIC, INC.

                          NOTES TO FINANCIAL STATEMENTS

================================================================================

                           SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard on January 1, 2001, to affect its financial statements.


2.   GOING CONCERN         The Company has experienced losses totalling $413,583
                           for the year ended December 31, 1998 and has a working capital deficit of $71,527 at December 31, 1998. These matters raise substantial doubt about the Company's ability to continue as a going concern.
                           Management's immediate plans are to merge with eSoft
                           Incorporated, a publicly traded company, which management believes will provide the Company with the necessary funds to operate on a going forward basis.
                           (Note 8). In the event the merger is not completed, the current owners plan to contribute additional paid-in capital. There can be no assurances that the aforementioned merger will occur, or in the event that the merger doesn't occur, that the necessary capital funding will be received. The accompanying financial statements do not include any adjustments relating to the recoverability and classifications of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.   TRADING SECURITIES    Trading securities consist of common stock of a
                           single corporation. These securities are carried at the market value as of December 31, 1998 of $183,189
                           (cost of $10). Realized gains during the periods included in the statements of operations pertain to sales made of the above mentioned common stock.

                                                               TECHNOLOGIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


4.   LONG-TERM DEBT        Long-term debt consists of a note payable to a bank
                           with interest at the bank's prime rate plus 2% (9.75% at December 31, 1998 and June 30, 1999). The note is payable in monthly installments of approximately
                           $2,170 plus interest through March 10, 2000. The note is collateralized by guarantees from certain shareholders of the Company.

5.   EMPLOYEE BENEFIT      Effective January 1, 1995, the Company established a
     PLAN                  401(k) plan whereby employees, upon attaining 21
                           years of age, are eligible to contribute up to the maximum percentage of their salary allowable under applicable IRS Code Sections. The Company makes mandatory matching contributions which are at a rate of 25% of up to 6% of employee contributions. The
                           Company made mandatory matching contributions for the years ended December 31, 1998 and 1997 and the six months ended June 30, 1999 in the amounts of $11,426, $4,464 and $9,565, respectively.

6.    STOCK OPTION         In September 2, 1994, the Company adopted the Stock
                           Option Plan of 1994 PLAN (the "Plan") which provides for the granting of fixed stock options to purchase shares of the Company's common stock by key employees, officers and directors of the Company and consultants to the Company. The timing, number, and recipients of the options are generally at the discretion of the Board of Directors and may be based on conditions of financial performance of the Company. No options may be granted to an employee who possesses more than 10% of the voting power of all classes of stock of the Company. Subject to certain changes in capital structure, a maximum of 1,000,000 common stock shares may be issued under the Plan. The option price is determined by the Board but generally may not be less than the fair market value of the stock on the date the option is granted. No one person may be granted incentive stock options such that the fair market value of the stock with respect to which such stock options are exercisable for the first time during any calendar year is in excess of $100,000. The options generally vest over a five year period and expire in ten years (see Note 9).

                                                               TECHNOLOGIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


              The following table summarizes information relative to the Plan:

                                                                          Weighted
                                                          Shares          Average
                                                           Under          Exercise
                                                          Option           Price
                                                       ------------    ------------

              Outstanding at January 1, 1997                167,500    $       0.31
              Granted in 1997                               225,000            0.36
                                                       ------------
              Outstanding at December 31, 1997              392,500            0.34
              Granted in 1998                               227,500            0.40
                                                       ------------
              Outstanding at December 31, 1998              620,000            0.36
              Granted in six months ended
                June 30, 1999 (unaudited)                   250,000            0.40
              Forfeited in six months ended June
                30, 1999 (unaudited)                       (225,000)           0.37
                                                       ------------
              Outstanding at June 30, 1999
                (unaudited)                                 645,000            0.37
                                                       ============

              The weighted average fair value of options granted for the years ended December 31, 1998 and 1997 and the six months ended June 30, 1999 was $0.05, $0.07 and $0.04, respectively.

              The following table summarizes the information about the Company's outstanding stock options at December 31, 1998 and 1997 and June 30, 1999:

                          Outstanding                  Exercisable
                  ---------------------------   ------------------------------------------
                                                       December 31,
Exercise           December 31,    June 30,     ---------------------------     June 30,
Price                 1998          1999           1998            1997           1999
- ---------------   ------------   ------------   ------------   ------------   ------------
                                  (unaudited)                                  (unaudited)
$          0.24         75,000         75,000         30,000         15,000         45,000
           0.36        317,500        122,500         82,000         18,500         67,000
           0.40        227,500        447,500             --             --         50,500
                  ------------   ------------   ------------   ------------   ------------

Total                  620,000        645,000        112,000         33,500        162,500
                  ============   ============   ============   ============   ============

Weighted
Average           $       0.36   $       0.37   $       0.33   $       0.31   $       0.34
                  ============   ============   ============   ============   ============

                                                               TECHNOLOGIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


                                            Weighted-Average Remaining
                                            Contractual Life of Options
                                                 Outstanding Years
                                          --------------------------------
            Exercise                       December 31        June 30,
            Price                              1998             1999
            --------------------------------------------------------------
                                                             (unaudited)
             $0.24                                 8.3            7.8
              0.36                                 9.4            8.4
              0.40                                 9.4            9.3

            The Company applies APB 25 and related Interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its fixed stock options.

            Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under the plan consistent with the fair value method prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net (loss) income would have been increased to the pro forma amounts indicated below:


                                              Years Ended December 31,        Six Months
                                              ------------------------      Ended June 30,
                                                1998           1997              1999
                                              ---------      ---------        ----------
                                                                              (unaudited)
            Net (loss) income
               As reported                    $(413,583)      $485,667        $(497,018)
               Pro forma                       (424,889)       470,964         (505,787)
            Basic net (loss) income
              per share
               As reported                       $(0.09)         $0.11           $(0.12)
               Pro forma                          (0.10)          0.11            (0.13)

            Diluted net (loss) income
              per share
               As reported                       $(0.09)         $0.11           $(0.12)
               Pro forma                          (0.10)          0.11            (0.13)

                                                               TECHNOLOGIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

                           The fair value of options granted is estimated using the minimum value method with the following weighted-average assumptions: no dividend yield; risk-free interest rate of 5.31%, 5.99% and 4.75% for the years ended December 31, 1998 and 1997 and the six months needed June 30, 1999, respectively; and an expected life of 2.6, 3.5 and 2.0 for the years ended December 31, 1998 and 1997 and the six months ended June 30, 1999, respectively.


7. NET (LOSS) INCOME       Statement of Financial Accounting Standards No. 128,
   PER SHARE               "Earnings Per Share", requires two presentations of
                           earnings per share - "Basic" and "Diluted". Basic
                           (loss) earnings per share is computed by dividing net income or loss available to common shareholders (the numerator) by the weighted - average number of common shares (the denominator) for the period. The computation of diluted (loss) earnings per share is similar to basic (loss) earnings per share, except the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued.

                           The numerator in calculating both basic and diluted
                           (loss) earnings per share for each period is reported net (loss) income. The denominator is based on the following weighted-average number of common shares:

                                          Years Ended December 31,       Six Months Ended June 30,
                                          -------------------------      -------------------------
                                             1998          1997             1999           1998
                                          ----------    -----------      ----------     ----------

                           Basic           4,355,800      4,342,825       4,016,750      3,971,175

                           Diluted         4,355,800      4,367,825       4,016,750      3,971,175

                           The difference between basic and diluted weighted-average common shares for the year ended December 31, 1997 results from 25,000 "In-the Money" options being included in diluted weighted-average common shares.

                           For the year ended December 31, 1998 and the six months ended June 30, 1999 and 1998, total stock options of 620,000, 645,000 and 495,000 were not included in the computation of diluted loss per share because their effect was anti-dilutive.

                                                               TECHNOLOGIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


8.   COMMITMENTS AND       The Company leases its facilities under a
     CONTINGENCIES         noncancellable operating lease agreement which
                           expires in 2003. Rent expense for the years ended
                           December 31, 1998 and 1997 and the six months ended
                           June 30, 1999 was $69,129, $85,880 and $37,215,
                           respectively.

9.   SUBSEQUENT EVENT      Proposed Business Combination

                           In May 1999, the Company began discussions with eSoft, Incorporated ("eSoft") regarding the merger of the Company and eSoft in a proposed transaction expected to be accounted for as a pooling of interests. In the proposed transaction, the Company would exchange all of its issued and outstanding common stock shares and options, equal to approximately 4.6 million shares, for eSoft common stock shares. This transaction is expected to be completed in the third quarter of 1999.

                           Additionally, this event is a "change in control" as defined in the Company's Stock Option Plan of 1994 (Note 6) which accelerates the vesting provisions of certain of the exercisable options.

                                                                     eSOFT, INC.
                                                                AND SUBSIDIARIES

                                                    PRO FORMA CONDENSED COMBINED
                                                           FINANCIAL INFORMATION
                                                                     (UNAUDITED)
================================================================================

The Unaudited Pro Forma Condensed Combined Financial information reflects financial information which gives effect to eSoft, Inc.'s ("eSoft" or the "Company") merger (the "Merger") with Technologic, Inc. ("Technologic"), which provided for the issuance of 1,244,435 shares of eSoft common stock for all of the outstanding stock of Technologic, and the conversion of all Technologic stock options into eSoft stock options to acquire 180,565 shares of eSoft common stock. The Pro Forma Financial Information included herein reflects the use of the pooling of interests method of accounting, after giving effect to the pro forma adjustments discussed in the accompanying notes. Such financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of eSoft and Technologic.

The Pro Forma Condensed Combined Balance Sheet gives effect to the Merger as if it had occurred on June 30, 1999, combining the balance sheets of eSoft at June 30, 1999, with that of Technologic as of June 30, 1999. The Pro Forma Condensed Combined Statements of Operations gives effect to the Merger as if it had occurred at the beginning of the earliest period presented, combining the results of eSoft for the six months ended June 30, 1999, and each year in the two year period ended December 31, 1998 with those of Technologic, for the same periods.

The Pro Forma Condensed Combined Statements of Operations presented do not include any potential cost savings. The Company believes that it may be able to reduce salaries and related costs and office and general expenses as it eliminates duplications of overhead. However, there can be no assurance that the Company will be successful in effecting any such cost savings.

The Pro Forma Condensed Combined Financial Information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the above transactions had been consummated at the beginning of the periods presented, nor does it purport to present the future financial position and results of operations for future periods.

                                                                     eSOFT, INC.
                                                                AND SUBSIDIARIES

                                                    PRO FORMA CONDENSED COMBINED
                                                           FINANCIAL INFORMATION
                                                                     (UNAUDITED)
================================================================================

                                            eSoft, Inc.   Technologic,                   Pro Forma
 June 30, 1999                            and Subsidiary      Inc.       Adjustments      Combined
                                          --------------  ------------   ------------   ------------

ASSETS

CURRENT:
 Cash and cash equivalents                 $  1,765,216   $     42,745   $         --   $  1,807,961
 Accounts receivable, net                     2,982,953        132,286             --      3,115,239
 Inventories                                    743,732         26,866             --        770,598
 Prepaid marketing expenses                          --         60,015             --         60,015
 Prepaid expenses and other                      99,238         51,271             --        150,509
                                           ------------   ------------   ------------   ------------

Total current assets                          5,591,139        313,183             --      5,904,322
                                           ------------   ------------   ------------   ------------

PROPERTY AND EQUIPMENT:
 Computer equipment                             371,278        208,160             --        579,438
 Furniture and equipment                        330,478        247,166             --        577,644
 Manufacturing tool and equipment                26,424             --             --         26,424
                                           ------------   ------------   ------------   ------------
                                                728,180        455,326             --      1,183,506

Less accumulated depreciation                   386,321        146,615             --        532,936
                                           ------------   ------------   ------------   ------------

Net property and equipment                      341,859        308,711             --        650,570
                                           ------------   ------------   ------------   ------------

OTHER ASSETS:
 Capitalized software development
    costs, net of accumulated
    amortization of $356,279                    786,069             --             --        786,069
 Deferred offering costs                        429,471             --             --        429,471
 Other                                           18,628             --             --         18,628
                                           ------------   ------------   ------------   ------------

Total other assets                            1,234,168             --             --      1,234,168
                                           ------------   ------------   ------------   ------------

                                           $  7,167,166   $    621,894   $         --   $  7,789,060
                                           ============   ============   ============   ============



See notes to pro forma condensed combined balance sheet on page F-20.

                                                                     eSOFT, INC.
                                                                AND SUBSIDIARIES

                                                    PRO FORMA CONDENSED COMBINED
                                                        STATEMENTS OF OPERATIONS
                                                                     (UNAUDITED)

================================================================================

                                         eSoft, Inc.     Technologic,                                   Pro Forma
June 30, 1999                           and Subsidiary       Inc.         Adjustments                    Combined
                                        --------------   ------------  --------------------           -------------

LIABILITIES AND
  STOCKHOLDERS'
  EQUITY (DEFICIT)

CURRENT:
 Accounts payable                        $ 1,596,891     $   294,834     $      --                    $   1,891,725
 Revolving line of credit                     80,000              --            --                           80,000
 Notes payable                               544,957          19,533            --                          564,490
 Deferred revenue                             31,873         255,961            --                          287,834
 Accrued expenses:
    Merger fees                                   --              --       290,625  (e)                     290,625
    Royalties                                     --         199,287            --                          199,287
    Payroll and payroll expenses             143,804          41,527            --                          185,331
    Other                                    693,107           3,329            --                          696,436
                                         -----------     -----------     ---------                    -------------

Total current liabilities                  3,090,632         814,471       290,625                        4,195,728

LONG TERM DEBT, NET OF CURRENT
 PORTION                                   1,924,710              --            --                        1,924,710
                                         -----------     -----------     ---------                    -------------

Total liabilities                          5,015,342         814,471       290,625                        6,120,438
                                         -----------     -----------     ---------                    -------------

STOCKHOLDERS' EQUITY (DEFICIT):
 Preferred stock                                  --              --            --                               --
 Common stock of Technologic                      --           8,307        (8,307) (a)                          --
 Common stock                                 93,489              --         12,398 (b)                     105,887
 Additional paid-in capital               12,793,576         171,051      (376,026) (a),(b),(c),(d)      12,588,601
 Treasury Stock                                   --        (111,183)      111,183  (c)                          --
 Notes receivable                           (151,411)             --            --                         (151,411)
 Accumulated deficit                     (10,583,830)       (260,752)      (29,873) (d),(e)             (10,874,455)
                                         -----------     -----------     ---------                    -------------

Total stockholders' equity (deficit)       2,151,824        (192,577)     (290,625)                       1,668,622
                                         -----------     -----------     ---------                    -------------


                                         $ 7,167,166     $   621,894     $      --                    $   7,789,060
                                         ===========     ===========     =========                    =============

(a) Par value of the Technologic shares is eliminated and reclassified as newly issued eSoft Common Stock.
(b) Represents par value of the 1,239,806 shares issued in connection with the Merger, excluding options that could be exercised by current holders of Technologic options, based on the number of outstanding Technologic shares as of the balance sheet date.
(c) The value of treasury stock held by Technologic is reclassified as additional paid-in capital.
(d) The undistributed losses of an S-Corporation at termination of S-Corporation status are deemed distributed and contributed to the Corporation as a reduction to additional paid-in capital.
(e) To record 75,000 shares of stock to be issued to investment bankers in connection with the merger valued at $3.875 per share.

                                                                     eSOFT, INC.
                                                                AND SUBSIDIARIES

                                                    PRO FORMA CONDENSED COMBINED
                                                        STATEMENTS OF OPERATIONS
                                                                     (UNAUDITED)

================================================================================

                                            eSoft, Inc.    Technologic,                     Pro Forma
Six Months Ended June 30, 1999            and Subsidiary       Inc.        Adjustments      Combined
                                          --------------   ------------    ------------   ------------

REVENUES                                   $  2,689,219    $  1,117,618    $         --   $  3,806,837

COST OF GOODS SOLD                            1,545,735         356,957              --      1,902,692
                                           ------------    ------------    ------------   ------------

Gross profit                                  1,143,484         760,661              --      1,904,145
                                           ------------    ------------    ------------   ------------

EXPENSES:
 Selling and marketing                        3,421,638         381,190              --      3,802,828
 General and administrative                   2,902,864         584,047              --      3,486,911
 Engineering                                    476,119         238,970              --        715,089
 Research and development                       181,894         173,816              --        355,710
 Amortization of software costs                  83,652              --              --         83,652
                                           ------------    ------------    ------------   ------------

Total costs and expenses                      7,066,167       1,378,023              --      8,444,190
                                           ------------    ------------    ------------   ------------

Loss from operations                         (5,922,683)       (617,362)             --     (6,540,045)
                                           ------------    ------------    ------------   ------------

OTHER (INCOME) EXPENSE:
 Interest expense, net                           25,860              --              --         25,860
 Realized gain on trading securities                 --        (109,445)             --       (109,445)
 Other (income) expense, net                     95,782         (10,899)             --         84,883
 Gain on sale of assets                            (450)             --              --           (450)
                                           ------------    ------------    ------------   ------------

Total other (income) expense                    121,192        (120,344)             --            848
                                           ------------    ------------    ------------   ------------

NET LOSS                                   $ (6,043,875)   $   (497,018)   $         --   $ (6,540,893)
                                           ============    ============    ============   ============

BASIC AND DILUTED LOSS PER COMMON
 SHARE                                     $       (.68)                                  $       (.65)
                                           ============                                   ============

WEIGHTED-AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING
  BASIC AND DILUTED                           8,829,594                                     10,069,400(f)
                                           ============                                   ============

(f) Weighted-average number of common shares outstanding is calculated based on the weighted-average number of common shares of Technologic for the periods presented adjusted for the exchange ratio plus the weighted-average number of common shares of eSoft.

                                                                     eSOFT, INC.
                                                                AND SUBSIDIARIES

                                                    PRO FORMA CONDENSED COMBINED
                                                         STATEMENT OF OPERATIONS
                                                                     (UNAUDITED)
================================================================================

                                             eSoft, Inc.     Technologic,                      Pro Forma
Year Ended December 31, 1998               and Subsidiary       Inc.          Adjustments      Combined
                                           --------------   -------------    -------------   -------------

REVENUES                                   $   7,675,706    $   1,934,258    $          --   $   9,609,964

COST OF GOODS SOLD                             3,353,846          442,329               --       3,796,175
                                           -------------    -------------    -------------   -------------

Gross profit                                   4,321,860        1,491,929               --       5,813,789
                                           -------------    -------------    -------------   -------------

EXPENSES:
 Selling and marketing                         4,006,067          569,839               --       4,575,906
 General and administrative                    3,154,864        1,051,304               --       4,206,168
 Engineering                                     715,951          266,146               --         982,097
 Research and development                        382,792          351,775               --         734,567
 Amortization of software costs                  189,399               --               --         189,399
                                           -------------    -------------    -------------   -------------

Total costs and expenses                       8,449,073        2,239,064               --      10,688,137
                                           -------------    -------------    -------------   -------------

Loss from operations                          (4,127,213)        (747,135)              --      (4,874,348)
                                           -------------    -------------    -------------   -------------

OTHER (INCOME) EXPENSE:
 Interest income, net                           (139,611)              --               --        (139,611)
 Realized gain on trading securities                  --         (234,940)              --        (234,940)
 Unrealized gain on trading securities                --          (72,361)              --         (72,361)
 Other income, net                                    --          (26,251)              --         (26,251)
 Loss on sale of assets                            1,013               --               --           1,013
                                           -------------    -------------    -------------   -------------

Total other (income) expense                    (138,598)        (333,552)              --        (472,150)
                                           -------------    -------------    -------------   -------------

Loss before income tax benefit                (3,988,615)        (413,583)              --      (4,402,198)

Income tax benefit                              (162,000)              --               --        (162,000)
                                           -------------    -------------    -------------   -------------

NET LOSS                                   $  (3,826,615)   $    (413,583)   $          --   $  (4,240,198)
                                           =============    =============    =============   =============

BASIC AND DILUTED LOSS PER COMMON
 SHARE                                     $        (.54)                                    $        (.50)
                                           =============                                     =============

WEIGHTED-AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING
  BASIC AND DILUTED                            7,089,382                                         8,433,839(f)
                                           =============                                     =============


See note (f) to pro forma condensed combined statement of operations on page
F-21.

                                                                     eSOFT, INC.
                                                                AND SUBSIDIARIES

                                                    PRO FORMA CONDENSED COMBINED
                                                         STATEMENT OF OPERATIONS
                                                                     (UNAUDITED)
================================================================================

                                              eSoft, Inc.     Technologic,                     Pro Forma
Year Ended December 31, 1997                and Subsidiary        Inc.       Adjustments       Combined
                                            --------------   ------------    ------------    ------------

REVENUES                                     $  3,236,563    $  1,225,006    $         --    $  4,461,569

COST OF GOODS SOLD                              1,492,119         320,642              --       1,812,761
                                             ------------    ------------    ------------    ------------

Gross profit                                    1,744,444         904,364              --       2,648,808
                                             ------------    ------------    ------------    ------------

EXPENSES:
 Selling and marketing                            793,397         618,906              --       1,412,303
 General and administrative                       826,239         763,237              --       1,589,476
 Engineering                                      110,724         227,171              --         337,895
 Research and development                         231,251         343,488              --         574,739
 Amortization of software costs                   116,912              --              --         116,912
                                             ------------    ------------    ------------    ------------
Total costs and expenses                        2,078,523       1,952,802              --       4,031,325
                                             ------------    ------------    ------------    ------------

Loss from operations                             (334,079)     (1,048,438)             --      (1,382,517)
                                             ------------    ------------    ------------    ------------

OTHER (INCOME) EXPENSE:
 Interest expense, net                             43,209              --              --          43,209
 Realized gain on trading securities                   --      (2,020,292)             --      (2,020,292)
 Unrealized loss on trading securities                 --         460,610              --         460,610
 Other expense, net                                    --          25,577              --          25,577
 Loss on sale of assets                            13,624              --              --          13,624
                                             ------------    ------------    ------------    ------------

Total other (income) expense                       56,833      (1,534,105)             --      (1,477,272)
                                             ------------    ------------    ------------    ------------

Income (loss) before income tax expense          (390,912)        485,667              --          94,755

Income tax expense                                162,000              --         240,000(g)      402,000
                                             ------------    ------------    ------------    ------------

NET INCOME (LOSS)                            $   (552,912)   $    485,667    $   (240,000)   $   (307,245)
                                             ============    ============    ============    ============


BASIC AND DILUTED LOSS PER COMMON
 SHARE                                       $       (.21)                                   $       (.08)
                                             ============                                    ============

WEIGHTED-AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING
  BASIC AND DILUTED                             2,688,563                                       4,029,015(f)
                                             ============                                    ============

See note (f) to pro forma condensed combined statement of operations on page
F-21.

(g) To record pro forma income tax expense for Technologic as if it were a C-Corporation.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             eSoft, Inc.



Date:  November 16, 1999                     By: /s/ Jeffrey Finn
                                                 ------------------------------
                                             Name:  Jeffrey Finn
                                             Title: President and Chief
                                                    Executive Officer